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Exhibit 15.01

November 26, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

        We are aware that our reports dated July 23, 2002 and October 28, 2002 on our review of interim financial information of WellPoint Health Networks Inc. (the "Company") as of and for the periods ended June 30, 2002 and September 30, 2002, respectively, and included in the Company's quarterly reports on Form 10-Q for the quarters then ended are incorporated by reference in its Registration Statement dated November 26, 2002.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

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  Exhibit 15.01